EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			17-012

Date: June 30, 2017	Contact:	Erik Staffeldt
Senior Vice President & CFO

Helix Announces $250 Million Credit Facility

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today that it has entered into an amended and restated credit agreement with a syndicated bank lending group in the amount of $250 million, consisting of a $150 million revolving credit facility and a $100 million term loan. The proceeds from the term loan as well as cash on hand were used to repay the approximately $180 million outstanding term loan prior to its amendment and restatement.
The key features of the amended and restated credit facility include:

•	3 year term

•	$100 million term loan with amortization payments of 5% in year 1, 10% in year 2 and 15% in year 3 with a balloon payment at maturity

•	$150 million revolving credit facility

•	Initial pricing at the base rate plus 325 basis points or LIBOR plus 425 basis points, with an undrawn fee of 50 basis points

•	$100 million accordion feature
Erik Staffeldt, Senior Vice President and Chief Financial Officer of Helix commented: “Extending the maturity of our term loan from 2018 to 2020 provides the Company with greater financial flexibility for the completion of our capital expansion program in 2018. In addition, as part of this transaction we reduced our gross debt by approximately $80 million to $544 million.”
BofA Merrill Lynch and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Bookrunning Managers of the new facilities. Bank of America, N.A. will continue to serve as Administrative Agent.
About Helix
Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.
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